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                                                                  EXHIBIT (d)(2)

                        MUTUAL NON-DISCLOSURE AGREEMENT

THIS AGREEMENT is entered into and made effective as of February 10, 2000, by and between New England Business Service, Inc. ("NEBS") and Premium Wear, Inc. ("Premium Wear"). This Agreement provides for the protection from unauthorized disclosure or use of Confidential Information (as defined below) that may be furnished by one of the parties hereto to the other party and that may be used by the receiving party solely for the purpose of evaluating or engaging in a business relationship between the disclosing party and the receiving party.

1. "Confidential Information" means non-public information relating to the disclosing party's business that the disclosing party designates as being confidential or proprietary or which, under the circumstances surrounding disclosure, ought to be treated as confidential. "Confidential Information" includes, without limitation, ideas, concepts, designs, specifications, drawings, blueprints, tracings, models, samples, data, computer programs, marketing plans and strategies, business strategies, customer names, mailing lists, prices, rates, costs, information received from others that the disclosing party is obligated to treat as confidential, and other technical, financial or business information. Confidential Information may be furnished in any tangible or intangible form, including written or printed documents, visual demonstrations or inspections, computer disks or tapes, other electronic media and oral communications.

The receiving party's obligations hereunder will not apply, or will cease to apply, to that Confidential Information which the receiving party can establish
(i) is or hereafter becomes generally known or available to the public or interested persons through no breach of this Agreement by the receiving party;
(ii) is rightfully known to the receiving party without restriction on disclosure at the time of its receipt from the disclosing party; (iii) is rightfully furnished to the receiving party by a third party without breach of an obligation of confidentiality; (iv) is disclosed to a third party by the disclosing party without similar restrictions on such third party's rights; (v) is independently developed by the receiving party without use of or reference to the Confidential Information; (vi) is required to be disclosed pursuant to the order of a court, administrative agency or other governmental body (provided that the receiving party shall give the disclosing party reasonable notice prior to such disclosure and shall comply with any applicable protective order or equivalent); or (vii) is approved for release by written authorization of the disclosing party.

2. Obligations of Receiving Party. The receiving party will protect Confidential Information by using at least the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized disclosure of such Confidential Information as the receiving party uses to protect its own confidential or proprietary information. The receiving party will neither disclose nor copy Confidential Disclosure except as necessary for its employees, agents or representatives with a need to know, provided that any such employee, agent or representative shall have agreed in writing, as a condition to his or her employment or engagement or in order to obtain Confidential Information, to be bound by non-disclosure and non-use obligations substantially similar to this Agreement. Any copies which are made will be identified as belonging to the disclosing party and shall be reproduced with the disclosing party's proprietary rights notices in the same manner in which such notices appear in the original copy provided by the disclosing party. The receiving party will not use the Confidential Information for any purpose except to evaluate a business relationship with the disclosing party or otherwise in pursuance of such a relationship. Nothing in this Agreement will be construed to limit the receiving party's right to independently develop information similar to the Confidential Information or to compete with the disclosing party so long as the receiving party does not violate its obligations hereunder regarding the non-disclosure and use of the Confidential Information.

3. Ownership of Confidential Information. All Confidential Information shall remain the property of the disclosing party. By disclosing information to the receiving party, the disclosing party does not grant any express or implied right to the receiving party to or under any of the disclosing party's patents, copyrights, trademarks or trade secret information. The receiving party will return all originals, copies, reproductions and summaries of Confidential Information immediately upon the disclosing party's request or, at the disclosing party's option, destroy the same, and will deliver to the disclosing party, upon its request, a certificate of a duly authorized officer certifying as to the foregoing.

4. Non-Disclosure of Discussions. The parties agree not to disclose the existence of this Agreement and the fact that they are engaged in discussions unless required to do so by applicable securities laws as reasonably determined by their respective legal counsel. If such disclosure is necessary, the parties agree to notify each other as soon as possible in advance of such disclosure and agree to provide a copy of such disclosure to the other party.

5. Standstill. NEBS agrees not to buy Premium Wear's common shares without the written consent of the Board of Directors of Premium Wear prior to March 1, 2002.

6. Remedies. The receiving party acknowledges that money damages would not be a sufficient remedy for any breach of this Agreement, and the disclosing party will be entitled to specific performance and injunctive relief as remedies for any such breach. Such remedies will not be deemed to be the exclusive remedies for a breach of this Agreement but will be in addition to all other remedies available at law or equity to the disclosing party.

7. No Warranty. THE DISCLOSING PARTY MAKES NO REPRESENTATION, WARRANTY, ASSURANCE, GUARANTY OR INDUCEMENT WHATSOEVER TO THE RECEIVING PARTY WITH RESPECT TO THE QUALITY OF THE INFORMATION FURNISHED BY THE DISCLOSING PARTY, NON-INFRINGEMENT OF ANY RIGHTS OF THIRD PARTIES, OR ANY OTHER MATTER OF ANY NATURE WHATSOEVER. THE DISCLOSING PARTY ACCEPTS NO RESPONSIBILITY FOR ANY EXPENSES, LOSSES OR ACTIONS INCURRED OR UNDERTAKEN BY THE RECEIVING PARTY AS A RESULT OF RECEIPT OF ANY INFORMATION FROM THE DISCLOSING PARTY. This Agreement does not require any party to furnish any information to another party. It is further understood that neither party has any obligation under or by virtue of this Agreement to enter into any type of business relationship with the other party.

8. Term. The obligations of each receiving party hereunder with respect to the non-disclosure and use of the disclosing party's Confidential Information shall survive until such time as all such Confidential Information disclosed hereunder becomes publicly known and made generally available through no action or inaction of the receiving party.

9. General. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior or contemporaneous agreements or understandings, written or oral, concerning the subject matter hereof. This Agreement may be amended, modified or revoked only by a written instrument executed by all parties hereto. Failure to enforce any provision of this Agreement shall not constitute a waiver of any term hereof, and no waiver of a provision of this Agreement shall constitute a waiver of any other provision(s) or of the same provision on another occasion. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota. Each party consents to personal jurisdiction in any action brought in any court, federal or state, of competent jurisdiction within the State of Minnesota. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect.


PREMIUM WEAR, INC.                            NEW ENGLAND BUSINESS SERVICE, INC.
5500 Feltl Road                               500 Main Street
Minnetonka, MN 55343-7902                     Groton, MA 01471

By: /s/ Thomas D. Gleason                     By:  /s/ Daniel M. Junius
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(Signature of Authorized                      (Signature of Authorized
Representative)                               Representative)

Name:  Thomas D. Gleason                      Name:  Daniel M. Junius
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(Print)                                       (Print)

Title: Chairman                               Title: Senior Vice President
       ------------------                            and CFO
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